Jennison U.S. Emerging Growth Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


June 29, 2006
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison U.S. Emerging Growth Fund, Inc.
File No. 811-07811


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for the above named Fund. for the semi-annual period ended April 30, 2006. The Form N-SAR was filed using the EDGAR system.



Very truly yours,



/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 16th day of June 2006.



Jennison U.S. Emerging Growth Fund, Inc.



Witness:  /s/ Floyd L. Hoelscher				By:  /s/ Jonathan D. Shain
Floyd L. Hoelscher					Jonathan D. Shain
							Assistant Secretary





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